AMENDMENT TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated August 1, 2000, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Kansas City Life Insurance Company, a Missouri life insurance company, and Sunset Financial Services, Inc., is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Series I shares AIM V.I. Dent Demographic Trends Fund AIM V.I. New Technology Fund
Kansas City Life Variable Life Separate Accounts, established April 24, 1995, registration number 033-95354

Kansas City Life Variable Annuity Separate Account, established January 23, 1995, registration number 033-89984

▪ J146 (Variable Life)
▪ J150 (Survivorship VUL)
▪ J155 (Century II VUL Alliance Services)
▪ J158 (Century II Heritage Survivorship VUL)

▪ J147 (Century II VA)
▪ J157 (Century II VA Affinity Series)
▪ J159 (Century II Freedom Variable Annuity)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Effective Date: October 31, 2002.

AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Jim Coppedge                                                                    By:  /s/ Carol F. Relihan
Name:  Jim Coppedge                                                                           Name:  Carol F. Relihan
Title:  Assistance Secretary                                                                 Title:  Senior Vice President

(SEAL)

AIM DISTRIBUTORS, INC.

Attest:  /s/ Jim Coppedge                                                                    By:  /s/ Michael J. Cemo
Name:  Jim Coppedge                                                                           Name:  Michael J. Cemo
Title:  Assistance Secretary                                                                Title:  President

(SEAL)

KANSAS CITY LIFE INSURANCE COMPANY

Attest:  /s/ William A. Schalekamp                                                   By:  /s/ Tracy W. Knapp
Name:  William A. Schalekamp                                                          Name: Tracy W. Knapp
Title:  Secretary                                                                                    Title:  Senior Vice President

(SEAL)

SUNSET FINANCIAL SERVICES, INC.

Attest:  /s/ Gary K. Hoffman                                                              By:  /s/ Gregory E. Smith
Name:  Gary K. Hoffman                                                                     Name: Gregory E. Smith
Title:  Secretary                                                                                    Title:  President

(SEAL)